Exhibit 10.24
Newmont Mining Corporation
Summary of Executive Compensation
     Set forth below is a summary of the compensation that Newmont Mining Corporation (the “Company”) pays to its named executive officers (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. All of the Company’s executives are at-will employees. The Company’s Board of Directors has the discretion to change any executive’s compensation and employment status at any time.
Base Salary. The named executive officers are to receive the following annual base salaries in their current positions, effective January 1, 2009.

Name and Current Position	Base Salary ($)
Richard T. O’Brien	$1,000,000
President and Chief Executive Officer
Russell Ball	$540,000
Executive Vice President and Chief Financial Officer
Randy Engel	$490,000
Executive Vice President, Strategic Development
Guy Lansdown	$560,000
Executive Vice President, Development
Short-Term and Long-Term Incentive Compensation. In their current positions, the named executive officers are eligible to:
•	Participate in Senior Executive Compensation Program (filed as Exhibit 10.18 to this Annual Report on Form 10-K (“Form 10-K”), which includes award of Financial Performance Shares, a Strategic Objectives Bonus and Corporate Performance Bonus.

•	Participate in a long-term stock option incentive practice. See Proxy Statement pursuant to Section 14(a) of Securities Exchange Act of 1934 filed February 28, 2008 (“Proxy Statement”) for description of the stock option program.

	Target
	Financial	Maximum	Target Corporate
	Performance	Strategic	Performance
	Stock	Objectives Bonus	Bonus (% of	Target Stock
	(% of annual	(% of annual base	annual base	Option Grant
	base salary)	salary )	salary)	(# options)
Richard T. O’Brien	135	125	62.5	90,000
Russell Ball	110	75	37.5	40,000
Randy Engel	110	75	37.5	40,000
Guy Lansdown	110	75	37.5	40,000
Benefit Plans and Other Arrangements. In their current positions, the named executive officers are eligible to:
•	Participate in the Company’s broad-based benefit programs generally available to U.S. based salaried employees, including health, disability, and life insurance programs, qualified 401(k), pension plan and severance plan. See Proxy Statement for description of disability benefits, qualified 401(k) plan, pension plan and severance plan.
•	Participate in Company’s non-qualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan (filed as Exhibits to this Form 10-K). See Proxy Statement for description of the nonqualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan.
•	Receive certain perquisites, including country club or social membership for the Chief Executive Officer and personal use of administrative assistant services. See Proxy Statement for description of such perquisites.